Exhibit 99.1

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

         Press Release

AmpliPhi Biosciences Announces Pricing of Registered Direct Public Offering
of Common Stock and Warrants

SAN DIEGO – May 31, 2016 – AmpliPhi Biosciences Corporation (NYSEMKT:APHB), a global leader in the development of bacteriophage-based antibacterial therapies to treat drug-resistant infections, today announced the pricing of a registered direct offering of 2,127,660 shares of common stock and warrants to purchase up to an aggregate of 1,063,830 shares of common stock. Each share of common stock is being sold together with a warrant to purchase one-half of a share of common stock of AmpliPhi at a combined purchase price of $2.35. The warrants will be immediately exercisable at a price of $2.25 per full share of common stock for a period of five years from closing, which is expected to occur on June 3, 2016.

Roth Capital Partners and Griffin Securities, Inc. acted as co-placement agents for the offering.

AmpliPhi expects to receive net proceeds of approximately $4.5 million after deducting placement agent fees and estimated offering expenses payable by AmpliPhi. The offering is expected to close on or about June 3, 2016, subject to customary closing conditions.

AmpliPhi intends to use the net proceeds from the offering for general corporate purposes.

The securities described above are being offered by AmpliPhi pursuant to a registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC) on May 13, 2016. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About AmpliPhi Biosciences

AmpliPhi Biosciences Corporation (NYSEMKT: APHB) is a biotechnology company focused on the development and commercialization of novel bacteriophage-based antibacterial therapeutics. AmpliPhi's product development programs target infections that are often resistant to existing antibiotic treatments. AmpliPhi is currently conducting a Phase 1 clinical trial of AB-SA01 for the treatment of Staphylococcus aureus (S. aureus) in chronic rhinosinusitis patients and another Phase 1 clinical trial to evaluate the safety of AB-SA01 when administered topically to the intact skin of healthy adults. AmpliPhi expects to report final data for both trials in the second half of 2016. AmpliPhi is also developing bacteriophage therapeutics targeting Pseudomonas aeruginosa and Clostridium difficile in collaboration with a number of leading organizations focused on the advancement of bacteriophage-based therapies.

About Bacteriophage

Bacteriophage are naturally occurring viruses that are highly specific for the bacterial hosts they infect. They can rapidly kill their host, amplifying themselves in the process. Bacteriophage are unaffected by antibiotic resistance and are able to disrupt bacterial biofilms. Such biofilms are a major line of defense for bacteria, contributing to antibiotic resistance. Bacteriophage are able to penetrate biofilms and replicate locally to high levels, to produce strong local therapeutic effects.

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

         Press Release

Forward Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the offering, the expected proceeds from the offering and the anticipated use of the proceeds from the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon AmpliPhi’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in AmpliPhi’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and AmpliPhi undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

For further information please contact
Company and Investor relations:	Media relations (USA)	Media Relations (Europe and ROW)
Matt Dansey AmpliPhi Biosciences +1 858-800-4869 md@ampliphibio.com	Danielle Lewis/Glenn Silver Lazar Partners + 1 212-867-1762 ampliphi@lazarpartners.com	Gemma Howe/Sue Charles Instinctif Partners +44 (0)20 7866 7860 ampliphi@instinctif.com